POWER OF ATTORNEY

Landec Corporation
3603 Haven Avenue
Menlo Park, CA 94025
Ph: (650) 306-1650
FX: (650) 368-9818
Landec.com


I hereby constitute and appoint each of Gregory Skinner and Shelley Hilt as my true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned,in the undersigned's capacity as an officer and/or director of Landec Corporation (the "Company"), Forms 3,4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3,4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority: and

(3) take any other action of any type whatsoever in connection with the fore-going which, in the opinion of such attorney-in-fact, may be of benefit to,in the best interest of, or legally required by, the undersigned, it being under-stood that the documents executed by such attomey-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditionsas such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each of the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite,necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the under-signed might or could do if personally present, with full power of substitution or revocation,hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-file,in serving in such capacity at the request of the undersigned,is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.




By:

Print Name: 	Tonia Pankopf

Date:


307451023